SENTINEL VARIABLE PRODUCTS TRUST
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned shareholder of Sentinel Variable Products Trust, a Delaware statutory trust (“Trust”), hereby appoints Lindsay E. Staples and
John K. Landy, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Special Meeting of the shareholders (“Meeting”) of the Trust to be held at One National Life Drive, Montpelier, Vermont 05604, on November 18, 2008, at 10:00 a.m.,
Eastern Time, and any adjournment or postponement of the Meeting, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Meeting and otherwise to represent the undersigned at the Meeting with all powers possessed by the undersigned if personally present at the Meeting. The undersigned hereby acknowledges receipt of the Notice of the Meeting and of the accompanying proxy statement (the terms of which are incorporated by reference in this proxy) and revokes any proxy previously given with respect to the Meeting.

The votes entitled to be cast by the undersigned will be cast as instructed below. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the proposals as described in the related proxy statement. Additionally, the votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter that may properly come before the Meeting or any adjournment or postponement of the
Meeting.

AUTHORIZE A PROXY VOTE VIA THE INTERNET:
https://vote.proxy-direct.com
AUTHORIZE A PROXY VOTE VIA THE TELEPHONE:
1-86 6 -2 41 -61 92

If you wish to authorize a proxy vote by Internet or telephone, please have the control number listed above available. If you wish to authorize a proxy vote by mail, please complete the card, sign below and return this card in the envelope provided.

Note: Please sign exactly as your name(s) appear on this card. Joint owners should each sign individually. Corporate proxies should be signed in full corporate name by an authorized officer. Fiduciaries should give full titles. If you sign the proxy card and do not indicate how you intend to vote, it will be understood that you are voting “For” the reorganization

Signature

Signature of Joint Owner, if any

	Date			SEN_19211

TO PROVIDE PROXY INSTRUCTIONS PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example:

1.	To approve an amendment to the investment advisory agreement between Sentinel
Variable Products Trust and Sentinel Asset Management, Inc. dated as of
November 1, 2000, as amended (“Advisory Agreement”).

	Sentinel Variable Products Common Stock Fund	For ☐	Against ☐	Abstain ☐

	Sentinel Variable Products Mid Cap Growth Fund	For ☐	Against ☐	Abstain ☐

	Sentinel Variable Products Small Company Fund	For ☐	Against ☐	Abstain ☐

2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any postponement or adjournment thereof.

You May Authorize A Proxy Vote By Telephone At
1-866-241-6192, By Visiting https://vote.proxy-direct.com Or By Returning This Proxy
Card In The Enclosed Envelope
If you authorize a proxy vote by mail, you may first wish to make a copy of this card for your own records.